Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

   Rostock Ventures Corp.
   Saskatoon, SK

We hereby consent to the use in this Amendment No. 2 to this Registration Statement on Form S-1/A of our report dated May 7, 2007 included herein for the year ended December 31, 2007 and the period from November 2, 2006 (Inception) through December 31, 2007.

We also consent to the references to us under the heading “Experts” in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

September 8, 2008